Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS

WASHINGTON, D.C., January 28, 2010 — Danaher Corporation (NYSE:DHR) announced today that GAAP net earnings for the quarter ended December 31, 2009 were $267 million, or $0.80 per diluted share, a 13% decrease as compared to the Company’s 2008 fourth quarter GAAP net earnings of $306 million, or $0.92 per diluted share. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, adjusted net earnings for the quarter ended December 31, 2009 were $375 million or $1.12 per diluted share, a 1% increase over 2008 fourth quarter adjusted net earnings of $371 million or $1.11 per diluted share. Sales for the 2009 fourth quarter were $3.1 billion, 1.5% less than the $3.2 billion reported for the 2008 fourth quarter. Core revenues declined 9% in the quarter, compared to the fourth quarter of 2008.

GAAP net earnings for the full year 2009 were $1.15 billion, or $3.46 per diluted share, compared with GAAP net earnings of $1.32 billion, or $3.95 per diluted share for 2008. Sales for the full year 2009 were $11.2 billion compared to $12.7 billion for the full year 2008, a decrease of 12%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We were encouraged by the continued sequential end market improvements in the fourth quarter, as well as our team’s solid execution on the restructuring initiatives undertaken throughout the year. Our continued focus on internal growth investments, new product introductions and strategic M&A opportunities give us confidence that we can outperform in 2010 and over the long term.”

Danaher will discuss its results during its investor conference call today starting at 7:30 a.m. EST. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website at www.danaher.com. A replay of the webcast can be accessed on the “Investors” section of Danaher’s website (under the subheading “Investor Events”) shortly after the conclusion of the presentation, and the webcast will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-417-2254 in the US or 719-325-2339 outside the US a few minutes before the 7:30 a.m. EST start and telling the operator that you are dialing in for Danaher’s investor conference call, access code 5742258. A replay of the conference call will be available shortly after the conclusion of the call until February 2, 2010 and you can access the replay by dialing 888-203-1112 in the US or 719-457-0820 outside the US, access code 5742258. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Earnings.”

* * *

Danaher is a diversified technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Our portfolio of premier brands is among the most highly recognized in each of the markets we serve. Driven by a foundation provided by the Danaher Business System, our 47,000 associates serve customers in more than 125 countries and generated $11.2 billion of revenue in 2009. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons why we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding execution of cost reduction activities, growth investments, new product introductions, acquisitions and expectations for 2010 and future periods and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the current uncertainty in the global economy and credit markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, contingent liabilities relating to acquisitions, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, litigation and other contingent liabilities including intellectual property and environmental matters, risks relating to product defects and recalls, the impact of our debt obligations on our operations, pension plan costs, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, legislative health care reform and other changes in health care industry, labor matters, our relationships with and the performance of our channel partners, risks relating to man-made and natural disasters, our ability to achieve projected cost reductions and growth, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended October 2, 2009. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

To download a copy of the full earnings report, please go to www.danaher.com.

Please contact:

Matt R. McGrew
Vice President, Investor Relations Danaher Corporation 2099 Pennsylvania Avenue Washington, D.C. 20006
Telephone:	(202) 828-0850
Fax:	(202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

($ in thousands, except per share amounts)

	Three Months Ended		Year Ended
	12/31/09	12/31/08	12/31/09	12/31/08
Sales	$3,132,892	$3,176,506	$11,184,938	$12,697,456

Operating costs and expenses:
Cost of sales	1,694,507	1,724,897	5,904,718	6,757,262
Selling, general and administrative expenses	890,455	860,491	3,190,211	3,345,274
Research and development expenses	154,216	167,467	632,651	725,443
Other (income) expense	—	—	(85,118)	—

Total operating expenses	2,739,178	2,752,855	9,642,462	10,827,979

Operating profit	393,714	423,651	1,542,476	1,869,477

Interest expense	(35,428)	(25,433)	(122,656)	(130,174)
Interest income	1,649	4,000	5,034	10,004

Earnings before income taxes	359,935	402,218	1,424,854	1,749,307

Income taxes	(93,000)	(96,532)	(273,150)	(431,676)

Net earnings	$266,935	$305,686	$1,151,704	$1,317,631

Net earnings per share:
Basic	$0.83	$0.96	$3.59	$4.13

Diluted	$0.80	$0.92	$3.46	$3.95

Average common stock and common equivalent shares outstanding:
Basic	322,716	319,523	320,765	319,361
Diluted	338,680	333,593	335,742	335,863

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As of December 31 ($ and shares in thousands)

	2009	2008
ASSETS

Current Assets:
Cash and equivalents	$1,721,920	$392,854
Trade accounts receivable, less allowance for doubtful accounts of $133,103 and $120,730, respectively	1,916,831	1,894,585
Inventories	993,016	1,142,309
Prepaid expenses and other current assets	588,861	757,371

Total current assets	5,220,628	4,187,119

Property, plant and equipment, net	1,143,331	1,108,653
Other assets	758,035	464,353
Goodwill	9,817,923	9,210,581
Other intangible assets, net	2,655,503	2,519,422

Total assets	$19,595,420	$17,490,128

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$44,186	$66,159
Trade accounts payable	1,051,487	1,108,961
Accrued expenses and other liabilities	1,665,287	1,569,977

Total current liabilities	2,760,960	2,745,097

Other long-term liabilities	2,315,261	2,383,299
Long-term debt	2,889,023	2,553,170
Stockholders’ equity:
Common stock - $0.01 par value, 1 billion shares authorized; 358,922 and 354,487 issued; 322,735 and 318,380 outstanding, respectively	3,589	3,544
Additional paid-in capital	2,074,501	1,812,963
Retained earnings	9,205,142	8,095,155
Accumulated other comprehensive income (loss)	346,944	(103,100)

Total stockholders’ equity	11,630,176	9,808,562

Total liabilities and stockholders’ equity	$19,595,420	$17,490,128

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 ($ in thousands)

	2009	2008
Cash flows from operating activities:
Net earnings	$1,151,704	$1,317,631
Non-cash items:
Depreciation	184,524	193,997
Amortization	157,063	145,290
Stock compensation expense	87,350	86,000
Consideration received in shares	(84,749)	—
Change in deferred income taxes	(120,031)	27,691
Change in trade accounts receivable, net	106,132	71,403
Change in inventories	211,595	33,119
Change in accounts payable	(89,853)	3,713
Change in prepaid expenses and other assets	142,396	(4,773)
Change in accrued expenses and other liabilities	54,703	(15,042)

Total operating cash flows	1,800,834	1,859,029

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(188,547)	(193,783)
Proceeds from disposals of property, plant and equipment	6,090	1,088
Cash paid for acquisitions	(703,511)	(423,208)
Cash paid for other investments	(66,768)	—
Proceeds from divestitures, sale of investment and refundable escrowed purchase price	9,795	48,504

Total investing cash flows	(942,941)	(567,399)

Cash flows from financing activities:
Proceeds from issuance of common stock	174,233	82,430
Payment of dividends	(41,717)	(38,259)
Purchase of treasury stock	—	(74,165)
Net repayments of borrowings (maturities of 90 days or less)	(445,711)	(905,567)
Proceeds of borrowings (maturities longer than 90 days)	744,615	72,652
Repayments of borrowings (maturities longer than 90 days)	(24,188)	(259,344)

Net cash (used in) provided by financing activities	407,232	(1,122,253)

Effect of exchange rate changes on cash and equivalents	63,941	(15,631)

Net change in cash and equivalents	1,329,066	153,746

Beginning balance of cash and equivalents	392,854	239,108

Ending balance of cash and equivalents	$1,721,920	$392,854

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

($ in thousands, unaudited)

	Three Months Ended		Year Ended
	12/31/09	12/31/08	12/31/09	12/31/08
Sales

Professional Instrumentation	$1,224,686	$1,243,949	$4,330,695	$4,860,764
Medical Technologies	921,050	843,820	3,141,916	3,277,026
Industrial Technologies	705,116	777,932	2,658,041	3,265,451
Tools & Components	282,040	310,805	1,054,286	1,294,215

	$3,132,892	$3,176,506	$11,184,938	$12,697,456

Operating Profit

Professional Instrumentation	$228,171	$221,960	$728,479	$907,254
Medical Technologies	78,043	90,134	395,489	370,473
Industrial Technologies	80,926	106,569	383,241	522,112
Tools & Components	29,520	30,343	124,814	157,673
Other	(22,946)	(25,355)	(89,547)	(88,035)

	$393,714	$423,651	$1,542,476	$1,869,477

Operating Margins

Professional Instrumentation	18.6%	17.8%	16.8%	18.7%
Medical Technologies	8.5%	10.7%	12.6%	11.3%
Industrial Technologies	11.5%	13.7%	14.4%	16.0%
Tools & Components	10.5%	9.8%	11.8%	12.2%

Total	12.6%	13.3%	13.8%	14.7%

Restructuring & Other Related Charges

Professional Instrumentation	$40,184	$28,813	$99,016	$28,813
Medical Technologies	44,847	26,081	60,531	26,081
Industrial Technologies	40,858	23,093	60,701	23,093
Tools & Components	11,243	3,978	18,281	3,978

Total	$137,132	$81,965	$238,529	$81,965

Restructuring Cost Classification
Cost of sales	$87,303	$33,130	$121,783	$33,130
Selling, general and administrative expenses	49,829	48,835	116,746	48,835

	$137,132	$81,965	$238,529	$81,965

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information

DANAHER CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in 000’s except per share data)

	Three Months Ended			Year Ended
	December 31, 2009	December 31, 2008	% Change	December 31, 2009	December 31, 2008	% Change
Adjusted Net Earnings

Net Earnings (GAAP)	$266,935	$305,686	-12.7%	$1,151,704	$1,317,631	-12.6%

Restructuring charges in excess of amounts originally budgeted for the applicable period ($125 million and $82 million pre-tax for the three months ended December 31, 2009 and 2008, respectively, and $190 million and $82 million pre-tax for the years ended December 31, 2009 and 2008, respectively) (“Additional Restructurings”)	93,750	61,500		144,365	61,500

2009 transaction costs associated with completed and pending acquisitions (expensed in accordance with the adoption of the new business combination accounting standard) ($12 million and $24 million pre-tax for the three months and year ended December 31, 2009, respectively), and fair value adjustments to acquisition-related inventory and deferred revenue balances incurred in 2009 ($3 million and $13 million pre-tax for the three months and year ended December 31, 2009, respectively) and in 2008 ($7 million and $52 million pre-tax for the three months and year ended December 31, 2008, respectively) (“Acquisition Related Costs”)

	14,250	5,150		31,767	44,465

Gain on intellectual property litigation settlement with Align Technology, Inc. ($85 million pre-tax). (“Align Settlement Gain”)	—	—		(53,412)	—

Gains from net reduction in income tax reserves and discrete tax benefits (“Discrete Income Tax Items”)	—	(1,160)		(97,229)	(9,524)

Adjusted Net Earnings (Non-GAAP)	$374,935	$371,176	1.0%	$1,177,195	$1,414,072	-16.8%

Adjusted Diluted Net Earnings Per Share

Diluted Net Earnings Per Share (GAAP)	$0.80	$0.92	-13.0%	$3.46	$3.95	-12.4%

Additional Restructurings	0.28	0.18		0.43	0.18

Acquisition Related Costs	0.04	0.01		0.09	0.13

Align Settlement Gain	—	—		(0.16)	—

Discrete Income Tax Items	—	—		(0.29)	(0.03)

Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$1.12	$1.11	0.9%	$3.53	$4.23	-16.5%

Core Revenue Growth/Decline

Components of Sales Growth	Three Months Ended December 31, 2009 vs. Comparable 2008 Period	Year Ended December 31, 2009 vs. Comparable 2008 Period
Core (non-GAAP)	-9.0%	-12.0%

Acquisitions (non-GAAP)	3.0%	2.0%
Impact of currency translation (non-GAAP)	4.5%	-2.0%

Total Sales Growth/Decline (GAAP)	-1.5%	-12.0%

General

We believe that the non-GAAP measures set forth in this presentation, when viewed with and reconciled to the corresponding GAAP measures, provide additional understanding of Danaher’s performance and help identify underlying trends in Danaher’s business. The non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures.

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

We use the term adjusted net earnings and adjusted diluted net earnings per share to refer to GAAP net earnings and GAAP diluted net earnings per share, respectively, excluding the items identified in the reconciliation schedule above. These items have been excluded from the non-GAAP measures because items of this nature and/or size occur with inconsistent frequency, for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period. We believe that these measures reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, help our investors to better understand the long-term profitability trends of our business, and facilitate easier comparisons of our profitability to prior and future periods and to our peers. We believe that investors use these measures to (1) generally assess the performance of our operating model, including assessing Danaher’s performance against prior period performance, forecasted performance and/or peer company performance, (2) forecast financial results for future periods, (3) identify trends in Danaher’s performance, and (4) value Danaher.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company’s overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth/Decline

We use the term “core revenue” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue attributable to currency translation is calculated as the difference between (a) the period-to-period change in GAAP revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth/decline” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can therefore obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and makes comparisons of long-term performance difficult. We believe that these measures reflect additional ways of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, help our investors to better identify and understand underlying growth trends in our business, and facilitate easier comparisons of our results of operations with prior and future periods and to our peers. We believe that investors use these measures to help gauge Danaher’s long-term growth prospects and to value Danaher.